UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 _______________________________
FORM 8-K
__________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2020
_______________________________
NanoString Technologies, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North
Seattle, Washington 98109
(Address of principal executive offices, including zip code)

(206) 378-6266
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NSTG	The NASDAQ Stock Market LLC (The NASDAQ Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).   ☐
Item 4.01. Change in Registrant's Certifying Accountant
(a) Dismissal of Previous Independent Registered Public Accounting Firm
On March 16, 2020, the Audit Committee (the "Audit Committee") of the Board of Directors of NanoString Technologies, Inc. (the “Company”), approved the dismissal of PricewaterhouseCoopers LLP (“PwC”), which was then serving as the Company’s independent registered public accounting firm. PwC was dismissed on March 16, 2020 as the Company’s independent registered public accounting firm, effective immediately.
PwC’s reports on the Company’s financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company’s two most recent fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through March 16, 2020, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto, with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.
During the Company’s two most recent fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through March 16, 2020, except as noted below, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on March 11, 2019 (“2018 Annual Report”), the Company identified a material weakness related to an ineffective control environment resulting from not having sufficient resources with an appropriate level of information technology controls knowledge, expertise and training commensurate with the Company's financial reporting requirements. This material weakness contributed to additional material weaknesses in that the Company did not design and maintain effective information technology general controls, as well as certain controls related to creating and posting journal entries. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on March 2, 2020 (the “2019 Annual Report”), the Company identified material weaknesses related to an ineffective control environment resulting from not having sufficient resources with an appropriate level of controls knowledge, expertise and training commensurate with the Company's financial reporting requirements. The deficiencies in the control environment contributed to additional material weaknesses in that the Company did not design and maintain effective information technology general controls, as well as certain controls related to creating and posting journal entries, as well as controls related to customer order entry, price and quantity during the product and services billing and revenue processes, and controls related to periodic inventory counts, receiving of inventory, and recording adjustments to inventory quantities. The subject matter of these reportable events was discussed by the Audit Committee with PwC. The Company has authorized PwC to respond fully to the inquiries of Ernst & Young LLP concerning the subject matter of the reportable events.
The Company has provided PwC with the disclosures under this Item 4.01(a), and has requested PwC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01(a) and, if not, stating the respects in which it does not agree. PwC’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.
(b) Appointment of New Independent Registered Public Accounting Firm
On March 16, 2020, the Audit Committee approved the appointment of Ernst & Young LLP as the Company’s new independent registered public accounting firm, effective March 19, 2020. During the Company’s two most recent fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through March 19, 2020, neither the Company nor anyone acting on its behalf consulted with Ernst & Young LLP regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 20, 2020.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

Date:	March 20, 2020	By:	/s/ R. Bradley Gray
R. Bradley Gray
President and Chief Executive Officer